UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 9, 2002

THE HILLMAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13293 (Commission File Number)	23-2874736 (I.R.S. Employer Identification No.)

10590 Hamilton Ave.
Cincinnati, OH 45231
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (513) 851-4900

Item 5. Other Events

     On December 9, 2002, The Hillman Companies, Inc. (the “Company”) distributed the proceeds from the sale of its SunSource Technology Services business to its current common stockholders. The proceeds distributed consisted of approximately $174,000 in cash, 2,000,000 shares, par value $1.00 per share, of Series A Preferred Non-Voting Stock of STS Operating, Inc., a Delaware corporation, and the rights to 4,000,000 shares of Series A Preferred Non-Voting Stock currently being held in escrow.

Item 7. Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) None.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2002	THE HILLMAN COMPANIES, INC.

By: /s/ James P. Waters
James P. Waters Vice President and Chief Financial Officer

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